QuickLinks -- Click here to rapidly navigate through this document

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): JANUARY 16, 2002

ALEXANDRIA REAL ESTATE EQUITIES, INC.
(Exact Name of Registrant as Specified in Charter)

MARYLAND (State or Other Jurisdiction of Incorporation)	1-12993 (Commission File Number)	95-4502084 (IRS Employer Identification No.)

135 NORTH LOS ROBLES AVENUE, SUITE 250
PASADENA, CALIFORNIA 91101
(Address of Principal Executive Offices)            (Zip Code)

Registrant's telephone number, including area code: (626) 578-0777

ITEM 5. OTHER EVENTS.

        On February 25, 2002, Alexandria Real Estate Equities, Inc. (the "Company") entered into an underwriting agreement (the "Underwriting Agreement") with Salomon Smith Barney Inc., pursuant to which the Company has agreed to sell, and Salomon Smith Barney Inc. has agreed to buy, 418,970 shares of the Company's common stock, par value $.01 per share, at a purchase price of $39.46 per share, after deducting underwriting discounts, resulting in aggregate proceeds to the Company of approximately $16.5 million. Under the terms of the Underwriting Agreement, Salomon Smith Barney Inc. has the option to purchase an additional 62,845 shares of common stock within 30 days from the date of the Prospectus Supplement referenced below. The shares of common stock to be sold to Salomon Smith Barney Inc. have been registered under the Securities Act of 1933, as amended (the "Act"), pursuant to an effective Registration Statement on Form S-3 (No. 333-56451). In connection with the sale, the Company has filed a Prospectus Supplement, dated February 25, 2002, and a Base Prospectus, dated June 30, 1998, with the Securities and Exchange Commission, pursuant to Rule 424(b)(5) promulgated under the Act. Salomon Smith Barney Inc. intends to offer the shares of common stock for sale as described in the Prospectus Supplement. The Underwriting Agreement is attached hereto as Exhibit 1.1.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

  (c)    EXHIBITS.

1.1	Underwriting Agreement, dated February 25, 2002 between the Company and Salomon Smith Barney Inc.

99.1	Press release dated February 7, 2002.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Date: February 27, 2002	By:	/s/ PETER J. NELSON Peter J. Nelson Chief Financial Officer

QuickLinks

FORM 8-K
SIGNATURE